Exhibit 3.8

CORPORATE ACCESS NUMBER: 2019774088

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT AND REGISTRATION

OF RESTATED ARTICLES

ZOMEDICA CORP.

AMENDED ITS ARTICLES ON 2020/10/02.

Name/Structure Change Alberta Corporation - Registration Statement

Alberta Amendment Date: 2020/10/02

Service Request Number:	34168735
Corporate Access Number:	2019774088
Business Number:	830376737
Legal Entity Name:	ZOMEDICA PHARMACEUTICALS CORP.
French Equivalent Name:
Legal Entity Status:	Active
Alberta Corporation Type:	Named Alberta Corporation
New Legal Entity Name:	ZOMEDICA CORP.
New French Equivalent Name:
Nuans Number:	121009888
Nuans Date:	2020/07/20
French Nuans Number:
French Nuans Date:
Share Structure:	SEE THE ATTACHED SCHEDULE OF SHARE CAPITAL.
Share Transfers Restrictions:	NONE.
Number of Directors:
Min Number Of Directors:	2
Max Number Of Directors:	15
Business Restricted To:	NONE.
Business Restricted From:	NONE.
Other Provisions:	SEE THE ATTACHED SCHEDULE OF OTHER RULES OR PROVISIONS.
BCA Section/Subsection:	173(1)(A)(N)
Professional Endorsement Provided:
Future Dating Required:

Annual Return

File Year	Date Filed
2020	2020/06/02
2019	2020/06/02
2018	2019/02/26

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Share Structure	ELECTRONIC	2016/06/21
Statutory Declaration	10000907120614999	2016/06/21
Other Rules or Provisions	ELECTRONIC	2016/06/21
Shares in Series	ELECTRONIC	2019/05/09
Other Rules or Provisions	ELECTRONIC	2020/10/02

Registration Authorized By:	ANN COTTER
OFFICER

The Registrar of Corporations certifies that the information contained in this statement is an accurate reproduction of the data contained in the specified service request in the official public records of Corporate Registry.

SCHEDULE OF OTHER RULES OR PROVISIONS

(a)  The Directors may, between Annual General Meetings, appoint one or more additional Directors of the Corporation to serve until the next Annual General Meeting, but the number of additional Directors shall not at any time exceed 1/3 of the number of Directors who held office at the expiration of the last Annual General Meeting of the Corporation.

(b)  A Director or Directors of the Corporation may be elected or appointed for terms expiring not later than the close of the third Annual Meeting of Shareholders following the election.

(c)  Meetings of the Shareholders may be held at any place within or outside Alberta as determined by the directors from time to time.